FOR IMMEDIATE RELEASE                                                                                                                            Exhibit 99.1

COMPANY CONTACT:

Robert L. LaPenta, Jr.
Vice President –Treasurer
(609) 387-7800 ext. 1216

Burlington Coat Factory Announces Second Quarter Fiscal 2008 Results

BURLINGTON, January 15, 2008 – Burlington Coat Factory Investments Holdings, Inc. and its operating subsidiaries (the “Company”), a nationwide retailer based in Burlington, New Jersey, today announced its results for the second quarter ended December 1, 2007.

     For the three months ended December 1, 2007 compared with the three months ended December 2, 2006, net sales decreased $38.2 million (3.9%) to $946.6 million. Comparative store sales decreased 8.0% during the three month period ended December 1, 2007. The decrease in comparative store sales is primarily attributed to unseasonably warm weather in September and October and weakened consumer demand for the three month period ended December 1, 2007.

For the three month period ended December 1, 2007, net income amounted to $23.2 million compared with $11.7 million during the three month period ended December 2, 2006. The increase in net income is primarily attributable to improved markup on new purchases and decreases in depreciation expense, selling and administrative expense and interest expense offset in part by lower other revenue income and an increase in impairment charges for the three month period ended December 1, 2007.

Consolidated net sales decreased $16.3 million (1.0%) to $1,625.3 million for the six month period ended December 1, 2007 compared with the six month period ended December 2, 2006.  Comparative stores sales decreased 5.6% for the six month period ended December 1, 2007 due primarily to unseasonably warm weather during September and October, the impact of the implementation of the Company’s cash-back merchandise return policy after the close of the first fiscal quarter of fiscal 2007, and weakened consumer demand throughout the six months ended December 1, 2007.

Net Loss amounted to $27.2 million for the six month period ended December 1, 2007 compared with a net loss of $40.1 million for the comparative period of last year. The decrease in net loss of $12.9 million is due primarily to improved markup on new purchases and decreases in depreciation expense, selling and administrative expense and interest expense, offset in part by lower other revenue income and an increase in impairment charges for the six month period ended December 1, 2007.

 During the first six months of fiscal 2008, the Company opened fifteen Burlington Coat Factory Stores and relocated three Burlington Coat Factory Stores to locations within the same trading market.  As of December 1, 2007, the Company operated 394 stores under the names "Burlington Coat Factory Warehouse" (“BCF”)  (374 stores), "Cohoes Fashions"(2 stores), "MJM Designer Shoes" (17 stores), and "Super Baby Depot" (1 store). The Company plans to open five Burlington Coat Factory Warehouse Stores during the remainder of fiscal 2008.

Second Quarter Fiscal 2008 Conference Call

The Company will hold a conference call for investors on Friday, January 18, 2008 at 10:00 a.m. eastern time to discuss the Company’s second quarter Fiscal 2008 operating results. To participate in the call, please dial 800-935-1518. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through January 19, 2008 at 12:00 p.m. eastern time. To access the replay, please dial 800-633-8284, then the access number, 21372611.

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at every day low prices. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, we have expanded our store base to 394 stores in 44 states, and diversified our product categories by offering an extensive selection of in-season, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home décor and gifts.  All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions, and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(All amounts in thousands)

	Six Months Ended		Three Months Ended

	December 1, 2007	December 2, 2006	December 1, 2007	December 2, 2006

REVENUES:
Net Sales	$1,625,335	$1,641,613	$946,566	$984,767
Other Revenue	15,863	19,554	9,085	12,134
	1,641,198	1,661,167	955,651	996,901

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)Amortization)	1,000,938	1,027,383	557,163	600,469
Selling and Administrative Expenses	529,288	534,641	278,401	287,581
Depreciation	61,602	69,574	30,845	34,590
Amortization	21,380	21,822	10,629	10,889
Interest Expense	66,910	70,630	33,685	35,216
Impairment Charges	7,379	3,677	6,826	3,677
Other (Income), Net	(2,501)	(1,663)	(1,849)	(682)
	1,684,996	1,726,064	915,700	971,740

(Loss) Income Before Income Tax (Benefit) Expense	(43,798)	(64,897)	39,951	25,161

Income Tax (Benefit) Expense	(16,576)	(24,836)	16,778	13,414

Net (Loss) Income	$(27,222)	$(40,061)	$23,173	$11,747

EBITDA and Adjusted EBITDA

The following table calculates the Company’s EBITDA (earnings from continuing operations before interest, taxes, depreciation, amortization and impairment) and Adjusted EBITDA, both of which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that EBITDA and Adjusted EBITDA provide investors helpful information with respect to our operations and cash flows. The Company has included them to provide additional information with respect to our ability to meet our future debt service, fund our capital expenditures and working capital requirements and to comply with various covenants in each indenture governing our outstanding notes, as well as various covenants related to our senior secured credit facilities. The adjustments to EBITDA are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, EBITDA and Adjusted EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

 EBITDA and Adjusted EBITDA are calculated as follows:

	Six Months Ended December 1, 2007	Six Months Ended December 2, 2006	Three Months Ended December 1, 2007	Three Months Ended December 2, 2006
Net Income (Loss)	$(27,222)	$(40,061)	$23,173	$11,747
Interest Expense	66,910	70,630	33,685	35,216
Provision (Benefit) for Income Tax	(16,576)	(24,836)	16,778	13,414
Depreciation	61,602	69,574	30,845	34,590
Amortization	21,380	21,822	10,629	10,889
Impairment	7,379	3,677	6,826	3,677
EBITDA	113,473	100,806	121,936	109,533
Other (Income), Net (a)	(958)	(2,031)	(585)	(1,166)
Transaction Related Expenses (b)	--	62	--	--
Non-Cash Straight-line Rent Expense (c)	4,093	4,972	1,120	1,984
Retention Bonus (d)	--	8,247	--	3,863
Stock Option Expense (e)	532	1,545	281	775
Advisory Fees (f)	2,075	2,017	1,050	1,036
SOX Compliance (g)	479	--	479	--
Adjusted EBITDA	$119,694	$115,618	$124,281	$116,025

(a) Beginning with the quarter ended September 1, 2007, the Company changed its methodology of calculating Adjusted EBITDA and has shown that change retrospectively in the Adjusted EBITDA calculations above for both the six and three month periods ended December 1, 2007 and December 2, 2006.  In accordance with our credit agreements, the Company has only reflected interest income as opposed to all other income in the calculation of adjusted EBITDA.  The impact of this change resulted in  increases to Adjusted EBITDA of $1.5 million and $1.3 million, respectively, for the six and three month periods ended December 1, 2007.  The impact on the three and six month periods ended December 2, 2006 was a decrease to Adjusted EBITDA of $0.4 million and $0.5 million, respectively.
(b) Represents third party costs (primarily legal) incurred in connection with the Merger Transaction that took place on April 13, 2006.

(c) Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis).
(d) Represents the accrual of retention bonuses to be paid to certain members of management on the first anniversary of the Merger Transaction for services rendered to the Company during the post-Merger period.
(e) Represents expenses recorded as a result of the Company’s adoption of SFAS No. 123(R), Share Based Payments, effective June 4, 2006.
(f) Represents the annual advisory fee to be paid to Bain Capital.
(g) As a non accelerated filer, the Company is required to file its initial management report on Internal Controls Over Financial Reporting in its annual report on form 10-K for the fiscal year ended May 31, 2008.  These costs represent professional fees related to this compliance effort.